MMC ANNOUNCES
              NEW MANAGEMENT TEAM AT PUTNAM INVESTMENTS SUBSIDIARY

         Charles E. Haldeman Named President and Chief Executive Officer

              Steven Spiegel and A. J. C. Smith Named to New Posts
                   of Vice Chairman and Chairman, Respectively


NEW YORK, NEW YORK, November 3, 2003 -- Jeffrey W. Greenberg, chairman and chief executive officer of Marsh & McLennan Companies, Inc. (MMC), announced today new leadership at the company's Putnam Investments LLC subsidiary. Charles E. "Ed" Haldeman, senior managing director and co-head of Investments at Putnam, has been named president and chief executive officer. He will continue in his investment responsibilities. Steven Spiegel, senior managing director and chief of Global Distribution, has been appointed Putnam's vice chairman, a new position. A.J.C. "Ian" Smith, former chairman and chief executive officer of MMC, has been named to the new post of chairman of Putnam. These changes are effective immediately. Lawrence J. Lasser, the subsidiary's president and chief executive officer since 1986 and a director of MMC since 1987, will leave the company.

It was announced further that Barry P. Barbash, a partner in Shearman & Sterling LLP and former director of the Securities and Exchange Commission's Division of Investment Management, has been engaged by MMC to conduct an independent review of Putnam's policies and controls and make recommendations to assure that the company operates in accordance with the highest professional and ethical standards. Mr. Barbash will be reporting directly to Mr. Greenberg.
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"MMC and Putnam are committed to seeing that the interests of Putnam's clients and investors are well served," said Mr. Greenberg. "We are taking actions today to address the issues that are confronting Putnam. The kind of conduct that occurred has no place at Putnam. We are taking measures to see that this does not happen again. We have previously stated that Putnam will make complete restitution to the Putnam funds for any losses suffered by Putnam shareholders as a result of any improper market-timing activities. We deeply regret that such conduct occurred and apologize to Putnam shareholders.

"The overriding priority for Ed, Steven, Ian, and their colleagues is to reestablish Putnam's reputation for reliability and integrity, which will form the basis for the company's future success. Ed has a track record of outstanding performance running investment management businesses, and he brings new energy and a fresh perspective to Putnam's leadership. Steven has had responsibility for distribution and client relationships for domestic and international business and corporate development. Ian has had a long career at MMC and led the company with distinction. He is well known and respected inside of Putnam and in the marketplace. Ed, Steven, and Ian lead a great company whose talented people are dedicated to serving individual investors and institutional clients with professional excellence.

"We thank Larry for his contributions to Putnam's growth during his 33 years at the firm," Mr. Greenberg continued. "During his tenure, Putnam has grown to become one of the nation's leading investment management companies."

"I am honored to be taking an increased role in the leadership of Putnam at this important time in its history," said Mr. Haldeman. "We are taking the actions necessary to address the issues we face and win back the confidence of investors. As we do, we will assure that our employees and professionals remain focused on providing our investors the performance and service they expect and deserve."

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"As a longtime member of the board and management at MMC and a trustee of The
Putnam Funds, I have come to understand the quality, talent, and dedication of the people at Putnam," said Mr. Smith. "My decision to take on this new role reflects my belief in the future of this great company."

Mr. Haldeman, 55, joined Putnam in October 2002 from Delaware Investments and Lincoln National Investment Companies, where he was president and chief executive officer. He has nearly 30 years of investment management experience, having served as a partner at Cooke & Bieler, Inc. and then as president and chief operating officer of United Asset Management Corporation before joining Delaware Investments in 2000. He received an M.B.A. from Harvard Business School, a J.D. from Harvard Law School, and an A.B. from Dartmouth College.

Mr. Spiegel, 58, has more than 30 years of financial services experience. Before joining Putnam in 1995, Mr. Spiegel was with Lehman Brothers, Inc. for 17 years, where he held numerous positions, including president of Lehman Brothers' Financial Services Division, which included global asset management and distribution to mid-size institutions and private clients. He serves as a director of Nissay Asset Management, Sceptre Investment Counsel Limited, and the FinecoGroup. Mr. Spiegel holds a B.S. from Babson College and attended the University of Massachusetts Graduate School of Business.

Mr. Smith, 69, was chairman of MMC from 1992 until May 2000, chief executive officer from 1992 until November 1999, and president from 1986 to 1992. He has been a member of its Board of Directors since 1977. From 1982 until 1986, Mr. Smith was chief executive officer of Marsh & McLennan's Consulting & Financial Services Group, which included Putnam Investments. He was born and educated in Scotland.

Mr. Barbash joined Shearman & Sterling in October 1998. As head of the firm's Asset Management Group, he regularly counsels mutual funds, mutual fund managers and sponsors, and mutual fund independent directors on a diverse range of complex transactional and regulatory issues. He has extensive experience in the areas of fund governance and compliance procedures. In his capacity as the SEC's director of the Division of Investment Management for five years prior to joining the firm, Mr. Barbash was among the most senior financial services regulators in the United States, with principal oversight for the multi-trillion dollar mutual fund industry.

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Putnam is one of the oldest and largest money management firms in the United
States. Putnam invests domestically and internationally for over 12 million individual and over 1,300 institutional investors.

Marsh & McLennan Companies is a global professional services firm with annual revenues exceeding $10 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. Approximately 60,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.

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This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, capital structure, pension funding, financial losses and expected insurance recoveries resulting from the September 11, 2001 attack on the World Trade Center in New York City, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services and consulting businesses, the amount of actual insurance recoveries and financial losses from the September 11 attack on the World Trade Center, or other adverse consequences from that incident. Other factors that should be considered in the case of MMC's risk and insurance services business are changes in competitive conditions, movements in premium rate levels, the continuation of difficult conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, natural catastrophes, mergers between client organizations, and insurance or reinsurance company insolvencies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at appropriate levels; and with respect to all of MMC's activities, changes in general worldwide and national economic conditions, the impact of terrorist attacks, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

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Forward-looking statements speak only as of the date on which they are made, and
MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2002 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results, and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month, except at the end of March, June, September, and December, when such information will be released with MMC's quarterly earnings announcement. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.

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